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                          FORM OF STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, made as of the _____ day of ______ , between NACO, Inc., a Delaware corporation, having its principal place of business in Lisle, Illinois ("Corporation"), and _________, an individual, residing at ________, _________,______________, ("Stockholder").

     Whereas, concurrent with the execution of this Agreement, the Corporation sold ______________ (_____________) shares of its common stock to Stockholder;

     Whereas, Stockholder represents to the Corporation that he has conducted a diligent investigation and has obtained all desired information and has otherwise satisfied himself with respect to the business and financial condition of the Corporation, the tax and other legal considerations relating to this transaction or to the shares of stock being purchased, the present fair market value of such shares and all other matters which Stockholder considers to be relevant in connection with this transaction.

     It is deemed by the parties hereto to be in the best interests of the Corporation, and all of its stockholders, to enter into this Agreement so that the number of persons owning stock in the Corporation might be limited.

     NOW, THEREFORE, in consideration of the premises, which are incorporated into and made an integral part of this Agreement, the issuance and sale of stock of the Corporation to the Stockholder and the mutual promises and covenants herein contained, it is hereby agreed as follows:

     1.   DEFINITIONS

     (a) "Stock" - the term "Stock" shall mean the shares of common stock of the Corporation identified herein including any securities issued in exchange therefor or received on account of any stock dividend, reclassification or recapitalization thereof.

     (b) "Stockholder" - the term "Stockholder" shall mean the individual stockholder executing this Agreement and the permitted assigns of such Stockholder.

     (c) "Employed" or "Employment" - the term "Employed" or "Employment" shall mean the actual service as an Officer, Director or other employee of the Corporation or any subsidiary or affiliate of the Corporation and its subsidiaries.

     2. REQUIREMENT OF OFFER TO SELL BY STOCKHOLDER. Except as otherwise provided in Sections 11 and 13 hereof, if (i) the Stockholder shall cease for any reason to be actively employed by the Corporation or (ii) the Stockholder shall make any attempt to sell, pledge, donate or dispose of the stock in any manner, Stockholder agrees to immediately deliver to the Corporation a written

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offer (which offer shall state that it is irrevocable for a period of 30 days after receipt by the Corporation) offering to sell the Stock for the price and upon the terms set forth in this Agreement. Simultaneously with the offer, Stockholder shall deliver to the Corporation (in the event the Corporation does not then already have custody thereof) the certificates representing the Stock together with stock transfer powers duly executed in blank. The Stockholder's offer may be accepted by written notice to that effect given to the Stockholder within such 30-day period. If the Stockholder shall fail to deliver the written offer of sale as well as the stock certificates and stock transfer powers (if the Corporation does not already have custody thereof), the Corporation shall be deemed to have an exclusive assignable option to purchase the Stock at the price and on the terms set forth in this Agreement for six (6) months after the last to occur of (i) the date when such offer was required to have been delivered to the Corporation, (ii) the date upon which the Corporation was informed of the cessation of Stockholder's employment, (iii) the date upon which the Corporation was informed of an attempted disposition of the Stock by Stockholder, or (iv) the date upon which the Corporation makes demand upon the Stockholder as herein provided. This option may be exercised by the Corporation by written notice within such six-month period.

     3. PRICE. The price to be paid for any Stock being sold by the Stockholder pursuant to this Agreement shall be determined as soon as practicable in the manner hereinafter provided and shall, subject to the provisions of this Section 3, be an amount (without interest) equal to the fair market value of such Stock as of the close of the last day (the "valuation date") preceding the earliest to occur of the following dates:

     (a) The date upon which the written offer of sale to the Corporation pursuant to Section 2 was required to be delivered to the Corporation;

     (b) The date upon which the Stockholder ceases to be actively employed by the Corporation;

     (c) The date upon which the Corporation makes written demand upon the Stockholder to offer his stock for sale to the Corporation;

     (d) The date upon which the Corporation exercises its option to purchase the Stockholder's stock; or

     (e)  The date of the Stockholder's death.

     In no event, however, shall the price for any portion of the Stock sold pursuant to this Agreement exceed the Stockholder's cost if (i) Stockholder and the Corporation cannot agree on the fair market value of such Stock and Stockholder neglects or refuses to take any action required of Stockholder within the time prescribed or pursuant to the procedure for determination of fair market value set forth in Section 4 below; (ii) if Stockholder fails to use his best efforts (including, but not limited to, prompt execution and delivery to any appraiser of appropriate instructions to proceed with the appraisal, guarantees of expenses, releases of appraiser's liabilities to Stockholder, etc.) to cause

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a prompt determination of fair market value to be made in the manner contemplated herein; (iii) if a determination of fair market value in accordance with the procedure set forth herein is not in fact made within six
(6) months of the applicable valuation date; and (iv) with respect to the percentage of the Stock set forth below, if Stockholder's continuous employment ceased for any reason other than Stockholder's death or, at the discretion of the Corporation, Stockholder's disability during the applicable employment period set forth below:

        Period of Continuous                         Percent of Stock To
     EMPLOYMENT OF STOCKHOLDER                        BE RESOLD AT COST
     --------------------------                      ---------------------
     Less than one year                                100%

     One year or more but less than two years           80%

     Two years or more but less than three years        60%

     Three years or more but less than four years       40%

     Four years or more but less than five years        20%

     Five years or more                                  0

     4. APPRAISAL OF STOCK. For purposes of this Agreement, the fair market value of the Stock as of any valuation date shall be determined by agreement between the Corporation and the Stockholder. In the event the Corporation and the Stockholder cannot agree on the fair market value of such Stock within thirty (30) days of the date on which the Corporation gives written notice accepting an offer of sale or the date on which the Corporation gives notice of the election to exercise the option as provided in Section 2 hereof, then the fair market value of the Stock shall be determined by the following procedure:

     (a) The Stockholder and the Corporation shall promptly indicate their opinions in writing as to the fair market value of the Stock as of the applicable valuation date.

     (b) The Stockholder and the Corporation shall, within ten (10) days after the expiration of the 30-day period referred to above, jointly appoint a recognized investment banking firm or firm specializing in the appraisal of shares of stock of private companies to act as an appraiser hereunder. If the parties are unable to agree upon an appraisal firm, then each party shall promptly appoint a recognized firm willing to act under these provisions and the two firms so selected shall select another recognized firm which is willing and shall act as the sole appraiser. In selecting the sole appraiser, the firms appointed by Stockholder and the Corporation may consult with the parties hereto but shall be entitled to make an independent selection of the appraiser and shall have no

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liability to either party as a result of such selection.

     (c) Following its selection, the appraiser shall promptly determine the fair market value of the Stock as of the valuation date. In determining such value, the appraiser shall apply such principles of valuation as it, in its sole discretion, deems appropriate under all the circumstances. For this purpose, fair market value shall mean the price at which the Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, but assuming, if the Stock was purchased by such a buyer, that such a buyer would be subject to the same transfer and other restrictions which are applicable to Stockholder.

     (d) All costs incident to the selection of an appraiser and an appraisal hereunder, including the fees of the appraiser, shall be borne by (i) the Corporation if the difference between the fair market value determined by the appraiser and the fair market value asserted in writing by the Corporation prior to submission to the appraiser is greater than the difference between the fair market value determined by the appraiser and the fair market value asserted by the Stockholder in writing prior to submission to the appraiser, or (ii) the Stockholder if the difference between the fair market value determined by the appraiser and the fair market value asserted in writing by the Stockholder prior to submission to the appraiser is greater than the difference between the fair market value determined by the appraiser and the fair market value asserted by the Corporation in writing prior to submission to the appraiser.

     5. PAYMENT. If the Stockholder and the Corporation agree on the fair market value of the Stock, the amount required to be paid for such Stock shall be paid within sixty (60) days thereafter. In the event no agreement is reached as to the fair market value of such Stock, the amount required to be paid for such Stock shall be paid sixty (60) days after the determination of its fair market value pursuant to the provisions of Section 3.

     6.   EFFECTING THE SALE.   A sale by Stockholder hereunder shall be
effected by the delivery to the Corporation of a written offer to sell the Stockholder's Stock together with certificates evidencing the Stock, duly endorsed and stamped for transfer, (unless the Corporation already has custody thereof) together with duly executed stock powers, and delivery by the Corporation to the Stockholder of written notice to the effect that the Corporation has elected to accept the Stockholder's offer of sale. In the event the option provisions of Section 2 become effective, a sale hereunder shall be effected by delivery by the Corporation to the Stockholder of a written notice during the option period to the effect that the Corporation has elected to exercise its rights thereunder. Any damages (including but not limited to lost opportunities and out-of-pocket costs such as attorneys' fees) suffered by the Corporation as the result of any delay in the delivery of any written offer, notice, stock certificate or other document required to be delivered under this Agreement shall be charged against the Stockholder and may be offset against any amount or amounts otherwise payable to the Stockholder.

     7.   ELECTION NOT TO PURCHASE.   Subject to the terms of Section 15, in the
event the Corporation elects not to accept an offer of sale by the Stockholder or not to exercise its option rights

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as provided in Section 2 hereof, the Corporation shall then promptly deliver to the Stockholder the certificate or certificates for the Stock of the Stockholder so offered or subject to such option.

     8.   ACKNOWLEDGMENT OF DELIVERY.   Stockholder is herewith delivering to
Corporation certificates representing the Stock together with stock transfer powers subject to the terms of this Agreement. The Corporation shall have the authority to transfer such Stock in accordance with the provisions hereof.

     9. RESTRICTIONS ON TRANSFER. While this Agreement is in effect, the Stockholder shall not sell, assign, encumber, pledge, or give or otherwise dispose of any of the Stock of the Corporation now, or hereafter owned by the Stockholder (except to the Corporation) without the prior written consent of the Corporation. Stockholder agrees that the Corporation shall not effect any transfer of Stock on its books except pursuant to the terms of this Agreement. The Corporation agrees not to unreasonably withhold consent to any proposed action by the Stockholder provided Stockholder shall provide the Corporation with the undertaking and agreement of any proposed transferee, in form and substance satisfactory to the Corporation's counsel, that the terms and conditions of this Agreement shall bind the transferee in the same fashion as if such transfer had not occurred.

     10. CHANGE IN CAPITALIZATION. If, at any time while this Agreement shall remain in effect, the common stock of the Corporation shall be increased or changed, such increased or changed capital stock (as the case may be) shall be subject to each and all of the terms, conditions and provisions hereof.

     11. PUBLIC MARKET FOR STOCK. If at any time prior to the applicable valuation date under Section 3, there shall be created a public market for the voting securities of the Corporation with the consent of the Corporation, then all the rights and obligations of the Corporation and the Stockholder hereunder, insofar as the same relate to the Stock subject to this Agreement, shall cease and terminate except that the provisions of Section 11 of this Agreement shall not apply to that percentage of the Stock which, upon the happening of certain events, the Corporation is entitled to repurchase at cost pursuant to Section 3
(iv) above.

     12. LEGEND ON STOCK. The certificates representing the Stock shall bear substantially the following legend:

     "The shares of stock represented by this certificate are subject to the terms and conditions of a certain "Stock Purchase Agreement" entered into by and between the Corporation and the holder of this Stock, and all amendments thereof and supplements thereto, executed at any time by the parties thereto, or by their respective and successive successors in interest. Said Stock Purchase Agreement is on file with the Secretary of the Corporation, and provides that (i) the Stockholder shall not sell, assign, encumber, pledge, give or otherwise dispose of this stock except as provided therein, and (ii) the Corporation has the right to purchase this stock at the time and price specified therein. The holder hereof accepts and holds this certificate subject to and with notice of all of the terms, conditions and provisions of said Stock Purchase Agreement and agrees to be bound thereby."

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     13.  SALE OR EXCHANGE OF STOCK BY CORPORATION.  If the holders of the
Corporation's securities representing sixty-six and two-thirds percent (66-2/3%) or more of the votes entitled to be cast at a meeting of Stockholders thereon have voted in favor of the sale or exchange of such securities to any person, firm, association or corporation (except a conventional underwriting of such securities by an investment banking firm for sale to the public), Stockholder then shall be free to participate in such sale or exchange notwithstanding any other provisions of this Agreement if the Corporation shall send a written notice to Stockholder advising him thereof and offering to include in such sale or exchange all Stock subject hereto on the same terms as the other stock being sold or exchanged. In the event such a notice is given by Corporation to Stockholder and if Stockholder shall not, within fifteen (15) days from the delivery of such notice, deliver to the Corporation a written acceptance of such offer, the Corporation shall, for the succeeding sixty (60) days, have an exclusive assignable option to purchase such stock in the same manner and on the same terms as though Stockholder had ceased his employment with the Corporation and the Corporation had elected to purchase the Stock with a valuation date on the fifteenth (15th) day after the delivery of such notice by the Corporation to the Stockholder.

     14. ASSIGNMENT OF CORPORATION'S RIGHT TO PURCHASE. Following any determination under Section 3 of the fair market value of Stock to be sold pursuant to this Agreement, the Corporation may assign its right to purchase any or all of such Stock to any person, firm or corporation and such assignee shall be entitled to purchase such Stock in accordance with the terms of this Agreement upon the payment of the purchase price. In the event the Corporation makes such an assignment, it shall immediately give written notice thereof to the Stockholder or his legal representative.

     15.  EXTENDED PURCHASE OPTION

     a) In the event the Stockholder is required to offer Stock to the Corporation pursuant to Section 2 hereof and the Corporation does not purchase all of the Stockholder's Stock subject to this Agreement, the Stockholder agrees that the Corporation shall have an irrevocable option to purchase the Stock which was subject to this Agreement for a period of five (5) years from the date the Stockholder was required, pursuant to Section 2, to offer the stock to the Corporation or until the date upon which there shall is a public market in voting securities of the Corporation with the consent of the Corporation, whichever shall first occur. The purchase price shall be the fair market value of such securities on the date the option granted under this Section 15 is exercised by the Corporation. Fair market value shall be determined in accordance with Section 4 of this Stock Purchase Agreement. The Corporation shall exercise this option in writing by notice of exercise mailed, registered or certified mail, to the Stockholder's last known address. Within 30 days of mailing the notice of exercise, the Stockholder shall deliver to the Corporation any certificates (if not already on the Corporation's possession) evidencing the shares subject to the option along with a warranty that such shares are free and clear of any liens or encumbrances whatsoever. Upon receipt of the shares, the Corporation shall pay the purchase price in cash. The option provided for in this Section 15 shall be in addition to the Corporation's other rights hereunder and shall not supersede any other provision or term of this Stock Purchase Agreement. The Stockholder further agrees that this Section 15 shall be binding upon his successors and assignees and that

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the Certificates evidencing the Common shares subject to the Stock Purchase
Agreement shall continue to bear the legend as set forth in Section 12 hereof.

     (b) In furtherance of this Section 15 the Stockholder agrees to deposit or permit to remain on deposit with the Corporation the original share certificates evidencing the shares subject to this Stock Purchase Agreement, along with a stock power duly endorsed in blank, and authorize the secretary of the Corporation to fulfill the obligations of the Stockholder hereunder in the event the Stockholder fails to do so. The Corporation may, at its discretion, release the share certificates to the Stockholder but such release shall not affect the rights granted hereunder.

     16. NOTICES. All notices pursuant hereto shall be sent, with all charges prepaid, and addressed as follows:

          To Corporation:
               NACO, Inc.
               One Corporate Lakes
               2525 Cabot Drive
               Suite 107
               Lisle, IL 60532
               Attention:     Mr. Joseph A. Seher

          with a copy to:

               Lison & Griffin
               200 West Adams
               Suite 2000
               Chicago, IL 60606
               Attention:     Mr. John M. Lison

          To Stockholder:

               -------------------------

               -------------------------

               -------------------------

               -------------------------




The address of any party hereto may be changed from time to time by notice in writing to the other party duly served in accordance with the provisions hereof. All notices sent pursuant hereto be certified mail or by telegram shall, if sent from any point within the United States, be deemed to be delivered within seventy-two (72) hours after they are sent.

     17. SUCCESSORS AND ASSIGNS. All of the terms, conditions, benefits and obligations in this Agreement shall be binding upon and running in favor of the parties hereto, their heirs, executors,

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administrators, successors and assigns.

     18. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of the State of Illinois.

     19. DUPLICATE ORIGINALS. This Agreement may be signed separately by the parties hereto upon separate copies and all of such copies shall together constitute a single Agreement.

     20. SECTION HEADINGS. The Section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the stockholder hereto has executed this Agreement as an individual party and the Corporation has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

NACO, Inc.                              Stockholder


By: ____________________________        __________________________________

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